UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2012

GLYECO, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30396	45-4030261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4802 East Ray Road, Suite 23-196 Phoenix, Arizona		85044
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

N/A
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously reported by GlyEco, Inc., a Nevada corporation (the “Company”) on a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 22, 2012, the Company entered into a preliminary agreement with Full Circle Manufacturing Group, Inc. a New Jersey corporation (“FCM”), dated March 16, 2012, pursuant to which the Company agreed to purchase from FCM all of its assets, including FCM’s equipment, processing agreements, and associated goodwill in consideration for an aggregate purchase price of six million dollars ($6,000,000) consisting of 2 million (2,000,000) shares of the Company’s unregistered common stock (valued at $1.00 per share) and $4 million ($4,000,000) in cash. The closing of the transaction was scheduled for on or before June 30, 2012.

As previously report by the Company on a Current Report on Form 8-K filed by the Company with the Commission on April 16, 2012, the Company entered into a preliminary agreement with Evergreen Recycling Co., Inc, an Indiana corporation (“Evergreen”), dated April 11, 2012, pursuant to which the Company agreed to purchase from Evergreen all of its assets and business in consideration for an aggregate purchase price of $80,000, consisting of 40,000 shares of the Company’s unregistered common stock (valued at $1.00 per share) and $40,000 in cash.  The closing of the transaction was scheduled for on or before June 30, 2012.

The Company is filing this Form 8-K/A to amend the Form 8-Ks filed with the Commission on March 22, 2012 and March 16, 2012 regarding the anticipated closing dates of the FCM and Evergreen transactions.

Item 8.01 Other Information.

On July 2, 2012, the Company agreed with FCM to amend the closing date on the preliminary agreement, with closing to occur on or before July 31, 2012 or on such other date as mutually agreed to by the parties.  The purpose for this extension is to finalize the necessary financial audit, due diligence, and standard closing conditions.

On July 2, 2012, the Company agreed with Evergreen to amend the closing date on the preliminary agreement, with closing to occur on or before July 31, 2012 or on such other date as mutually agreed to upon by the parties.  The purpose for this extension is to finalize the necessary financial audit, due diligence, and standard closing conditions.

For additional information previously reported on these transactions, please refer to the Form 8-Ks filed on March 22, 2012 and March 16, 2012, which are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: July 9, 2012	By:	/s/ John Lorenz
John Lorenz President and Chief Executive Officer, Director (Principal Executive Officer)